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        CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Triathlon Broadcasting Company, relating to the registration of 389,808 shares of Class A Common Stock on Form S-3, of our reports dated February 21, 1996, incorporated by reference in the Current Report of Triathlon Broadcasting Company on Form 8-K dated December 9, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP

Denver, Colorado
February 6, 1997